Exhibit 10.1

MASTER REVOLVING LINE OF CREDIT LOAN AGREEMENT

among

ACRC LENDER ONE LLC
Borrower

and

ARES COMMERCIAL REAL ESTATE CORPORATION

Guarantor

and

CAPITAL ONE, NATIONAL ASSOCIATION

Lender

Dated:  as of May 18, 2012

i

	Notice of Defaults under Borrower’s Loans	17
	Line Fee	17

8.	Negative Covenants	18

9.	Default	18
	Events of Default	18

10.	Miscellaneous	21
	Reimbursement of Expenses of Lender	21
	Indemnification	21
	Restatement	21
	No Waiver; Cumulative Remedies	22
	Successors and Assigns	22
	Survival of Representation and Warranties	22
	Release of Security Interest	22
	Entire Agreement; Amendment	22
	Maximum Interest Rate	22
	Notices	23
	Applicable Law and Venue	24
	Counterparts	24
	Severability	25
	Headings	25
	Participation	25
	Tax Forms	25
	Construction	25
	Patriot Act	25
	Waiver of Jury Trial	26

Exhibits
Exhibit “A”	Promissory Note
Exhibit “B”	Letter Loan Agreement regarding Future Advances
Exhibit “C”	Collateral Transfer of Note and Lien

Index of Defined Terms

Advance	1
Affiliate	1
Agreement	1
Available Borrowing Base	1, 7
Borrower	1
Borrower’s Loans	1
Borrower’s Notes	1
Borrower’s Security Documents	1
Business Day	1
Capital Lease Obligations	1
Cash	1
Cash Equivalents	1
Cash Liquidity	2
Closing Date	2
Collateral	20
Collateral Assignments	2
Committed Sum	2
Control	2
Debt	2
Debt Service	3
EBITDA	3
Event of Default	3, 18
Fixed Charge Coverage Ratio	3
Fixed Charges	3
GAAP	3
Ground Lease	3
Guarantor	1
Guaranty	4
Indemnified Person	21
Individual Loan	4
Individual Loan Fee	4
Individual Note	4
Interest Expense	4
Investment Securities	4
Lender	1
Lien	4

ii

Line Termination Date	4
Loan Documents	4
Losses	21
Maximum Rate	5
Moody’s	2
Net Income	5
Obligations	5
Outside Maturity Date	5
Person	5
Qualifying Assets	5
Revolving Line of Credit	5
S&P	2
Significant Borrower’s Loan Modification	5
Tangible Net Worth	6
Test Period	6
Total Liquidity	6
Underlying Borrower	6
Underlying Collateral	6

iii

MASTER REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS MASTER REVOLVING LINE OF CREDIT LOAN AGREEMENT (this “Agreement”) is dated as of this 18th day of May, 2012, by and among ACRC LENDER ONE LLC, a Delaware limited liability company (“Borrower”), ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“Lender”).

1.                                     DEFINITIONS

1.1                              Definitions.  As used in this Agreement, the following terms have the following meanings:

“Advance” means an advance of funds by Lender to Borrower pursuant to Article 2.

“Affiliate” means any Person Controlling, Controlled by or under common Control with Borrower.

“Available Borrowing Base” has the meaning given such term in Section 2.1.2.

“Borrower’s Loans” means the loans originated by either (i) Borrower, or (ii) an Affiliate of Borrower who transfers and assigns such loans to Borrower,  that secure the Individual Loans.  A single loan originated by Borrower, or such Affiliate of Borrower, that secures a specific Individual Loan is herein called a “Borrower’s Loan”.

“Borrower’s Notes” means the promissory notes evidencing Borrower’s Loans.  A promissory note that evidences a single Borrower’s Loan is herein called a “Borrower’s Note”.

“Borrower’s Security Documents” means the deeds of trust, mortgages, deeds to secure debt and other security agreements securing payment of Borrower’s Loans or Borrower’s Notes.

“Business Day” means a day of the year on which banks are not required or authorized to close in Houston, Texas or New York, New York and, in connection with determining the LIBOR Rate (as defined in the Individual Notes), dealings are carried on in the London interbank market and banks are open for business in London.

“Capital Lease Obligations” means with respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Cash” means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents” means any of the following, to the extent owned by Guarantor or any of its subsidiaries free and clear of all Liens and having a maturity of not greater than ninety (90) days from the date of issuance thereof:  (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United states or any State thereof and has combined capital and surplus of at least Five Hundred Million and No/100ths Dollars ($500,000,000.00), (c) commercial paper in an aggregate amount of not more than Fifty Million and No/100ths Dollars ($50,000,000.00) per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Service, Inc. (“Moody’s”) or “A-1” (or the then equivalent grade) by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”), (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Liquidity” means, at any date of determination, the sum of unrestricted (i) Cash plus (ii) Cash Equivalents.

“Closing Date” means the date Lender and Borrower execute this Agreement.

“Collateral Assignments” means any Collateral Transfer of Note and Lien and an allonge executed in blank covering Borrower’s Loans that Borrower hereafter pledges to secure an Individual Loan.  Each Collateral Transfer of Note and Lien shall be in the form attached hereto as Exhibit “C” and accompanied by an allonge executed in blank.  No Collateral Transfer of Note and Lien may be recorded unless and until an Event of Default has occurred and is continuing.

“Committed Sum” means Fifty Million and No/100ths Dollars ($50,000,000.00).

“Control” with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Debt” with respect to any Person, means:  (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof.

“Debt Service” means for any Test Period, the sum, determined on a consolidated basis, of (a) Interest Expense for any Person for such period, and (b) all regularly scheduled principal payments made with respect to Debt of such Person and its subsidiaries during such period, other than any voluntary prepayment or prepayment occasioned by the repayment of an underlying asset, or any balloon, bullet, margin or similar principal payment which repays such Debt in full.

“EBITDA” with respect to any Person and for any Test Period, means an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses and unrealized loan loss reserves and other impairments associated with owned real estate, plus (b) such Person’s proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Event of Default” has the meaning specified in Section 9.1.

“Fixed Charge Coverage Ratio” means EBITDA (as determined in accordance with GAAP) for the related Test Period, divided by the Fixed Charges for such Test Period.

“Fixed Charges” means at any time, the sum, determined on a consolidated basis, of (a) Debt Service, (b) all preferred dividends that such Person is required, pursuant to the terms of the certificate of designation or other similar document governing the rights of preferred shareholders, to pay and is not permitted to defer, (c) Capital Lease Obligations paid or accrued during such period, (d) capital expenditures (if any), and (e) any amounts payable under any Ground Lease.

“GAAP” means generally accepted accounting principles, consistently applied.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the date on which of the Underlying Collateral was financed, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guaranty” means that certain Guaranty Agreement of even date herewith executed and delivered by Guarantor for the benefit of Lender.

“Individual Loan” means a single loan to Borrower that is evidenced by an Individual Note and secured by a Borrower’s Loan.

“Individual Loan Fee” means the amount set forth in that certain letter agreement of even date herewith between Borrower, Guarantor and Lender.

“Individual Note” means a promissory note substantially in the form of Exhibit “A” attached hereto and made a part hereof, which promissory note shall be in the principal amount of an Individual Loan approved and funded by Lender in accordance with the terms of this Agreement.

“Interest Expense” means with respect to any Person and for any Test Period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan and the amortization of financing costs), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Investment Securities” means any of the following:

(a)                                  par value of negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of less than one (1) year; or

(b)                                 par value of negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of one (1) to ten (10) years; or

(c)                                  par value of negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than ten (10) years; or

(d)                                 such other collateral as Guarantor and Lender may reasonably agree, with such valuation percentage applied thereto as Lender, in its reasonable discretion acting in good faith shall deem appropriate.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Line Fee” means the amount set forth in that certain letter agreement of even date herewith between Borrower, Guarantor and Lender.

“Line Termination Date” means May 18, 2014; provided that Lender may in its sole and absolute discretion extend the Line Termination Date for successive periods of one (1) year each.

“Loan Documents” means, without limitation, this Agreement, the Guaranty, the Individual Notes, the Collateral Assignments, and all other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.  “Loan Documents” do not include the Borrower’s Notes or Borrower’s Security Documents.

“Maximum Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of New York (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under New York law), taking into account all fees and charges, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Individual Note and the indebtedness evidenced by the Individual Note or by the Loan Documents which are treated as interest under applicable law.

“Net Income” with respect to any Person for any period means the net income of such Person for such period as determined in accordance with GAAP.

“Obligations” means (i) all amounts, including, without limitation, principal and interest, due or becoming due under the Individual Notes; (ii) any and all costs or sums due and owing or to become due and owing under any of the Loan Documents; (iii) any renewal or extension of the indebtedness or costs described in (i) through (ii) preceding or any part thereof, and (iv) all covenants, agreements and undertakings of the Borrower and Guarantor to the Lender hereunder or under any of the Loan Documents.

“Outside Maturity Date” means, as of the Line Termination Date, the latest maturity date of the Borrower’s Loans, assuming that any renewal or extension option is exercised.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, or other entity.

“Qualifying Assets” means cash, cash equivalents, and notes receivable.

“Revolving Line of Credit” means the revolving loan facility described in this Agreement.

“Significant Borrower’s Loan Modification” means any written modification or amendment of a Borrower’s Loan pledged to Lender hereunder which:

(a)                                  reduces the principal amount of the applicable Borrower’s Loan other than (1) with respect to a dollar-for-dollar principal payment on the accompanying Individual Loan or (2) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount does not affect the debt yield,

(b)                                 increases the principal amount of the applicable Borrower’s Loan other than increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances,

(c)                                  modifies the amount or timing of any regularly scheduled payments of principal and non-contingent interest of the applicable Borrower’s Loan,

(d)                                 changes the frequency of scheduled payments of principal and interest in respect of the applicable Borrower’s Loan,

(e)                                  subordinates the lien priority of the applicable Borrower’s Loan or the payment priority of the applicable Borrower’s Loan other than subordinations required under the then existing terms and conditions of the applicable Borrower’s Loan (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Borrower do not materially adversely affect the rights and interest of the holder of the applicable Borrower’s Loan),

(f)                                    releases any collateral for the applicable Borrower’s Loan other than releases required under the then existing Borrower’s Loan documents or releases in connection with or under threat of eminent domain,

(g)                                 waives, amends or modifies any cash management or reserve account requirements of the applicable Borrower’s Loan other than changes required under the then existing Borrower’s Loan documents, or

(h)                                 waives any due-on-sale or due-on-encumbrance provisions of the applicable Borrower’s Loan other than waivers required to be given under the then existing Borrower’s Loan documents, or

(i)                                     waives, amends or modifies the underlying insurance requirements of the applicable Borrower’s Loan.

“Tangible Net Worth” means all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of any Person, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date.

“Test Period” means the time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Total Liquidity” means, at any date of determination, the sum of (i) Cash Liquidity plus (ii) unencumbered Investment Securities.

“Underlying Borrower” means the borrower with respect to any Borrower’s Loan.

“Underlying Collateral” means the real estate and any other collateral that secures the Borrower’s Loans.

1.2                                Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

Unless otherwise specified, all Article and Section references pertain to this Agreement.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.                                      LOAN

2.1                                Revolving Line of Credit.

2.1.1                        Revolving Line of Credit.  Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through and including 12:00 p.m. Central Time on the Line Termination Date, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the Available Borrowing Base.  If at any time the aggregate principal amount outstanding under the Revolving Line of Credit shall exceed an amount equal to the Available Borrowing Base, Borrower agrees to immediately repay to Lender such excess amount, plus all accrued but unpaid interest thereon, by payment on a particular Individual Loan chosen by Borrower, within three (3) Business Days following written demand therefor.

2.1.2                        The term “Available Borrowing Base” shall mean, at any given time, the lesser of:

A.                                  seventy percent (70%) of the aggregate outstanding principal balance of Borrower’s Loans; or

B.                                    the Committed Sum.

2.2                                Individual Loans.

2.2.1                        The Revolving Line of Credit shall be funded through Individual Loans that are secured by Borrower’s Loans.

2.2.2                        In the event Borrower requests an Individual Loan under the Revolving Line of Credit, Borrower shall deliver to Lender each of the items described in Section 5.1.1 below.

2.2.3                        Upon receipt, and review and approval of the items described in Section 5.1.1 below, Lender shall determine the amount of an Individual Loan in its sole discretion; provided, however, the Available Borrowing Base limitation shall at all times apply.

2.2.4                        If a particular Individual Loan will have advances subsequent to the initial Advance of such Individual Loan, Borrower and Lender shall enter into a Letter Loan Agreement substantially in the form of Exhibit “B” attached hereto and made a part hereof.

2.3                                Individual Notes.

2.3.1                        The obligation of Borrower to repay an Individual Loan shall be evidenced by an Individual Note executed by Borrower, payable to the order of Lender, in the principal amount of the corresponding Individual Loan and dated on the date of the initial Advance of such Individual Loan.

2.3.2                        Each Individual Note shall be substantially in the form of Exhibit “A”.

2.3.3                        The maturity date of each Individual Note shall be the same as the maturity date of the Borrower’s Note that secures such Individual Note, subject to any extension rights in favor of the Underlying Borrower under the terms of a Borrower’s Note and the other underlying loan documents as in effect on the date of the Advance.

2.3.4                        The interest rate spread over LIBOR for each Individual Loan, which will be between 250 and 400 basis points, will be determined by Lender in its sole discretion.

2.3.5                        Principal and interest payments on an Individual Loan will be made on the tenth (10th) day of each calendar month.  The amount of such payments will be more specifically described in the Individual Note evidencing such Individual Loan.

2.3.6                        Principal payments under each Individual Note will be determined by multiplying the advance rate for such Individual Note (determined as described in Section 2.2.3 above) by the amount of principal then payable under the terms of the Borrower’s Note securing such Individual Note.  Any prepayment of principal under the subject Borrower’s Note shall cause Borrower to make a prepayment under the corresponding Individual Note in an amount determined by the same calculation.

3.                                      PAYMENTS

3.1                                Method of Payment.  All payments of principal, interest, and other amounts to be made by Borrower hereunder and under the Individual Notes shall be made to Lender by electronic funds transfer or at its office at 5718 Westheimer, Suite 600, Houston, Texas 77057, Attention: Greg Orgeron, in lawful money of the United States of America and in immediately available funds.  Whenever any payment hereunder or under the Individual Notes shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and interest shall continue to accrue during such extension.

3.2                                Prepayment.  Subject to the terms of an Individual Note concerning payments prior to the expiration of an applicable Interest Period (as defined in an Individual Note), Borrower shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of an Individual Note or any portion thereof, with accrued interest to the date of prepayment on the amounts prepaid.  Upon payment of an Individual Note, Borrower shall be entitled to a release of the Collateral Assignment securing such Individual Note.  Notwithstanding the preceding sentence, in the event Borrower prepays an Individual Note as described herein and does not request a release of the subject Collateral Assignment, then, subject to the underwriting process described in Article 5 below, Borrower shall have the right to request future advances under the Individual Note that has been prepaid to $0.

3.3                                Late Fee.  A late fee of five percent (5%) may be assessed upon each monthly instalment of interest that is not received by Lender within ten (10) days from the date such instalment is due, other than a failure to repay an Individual Loan at maturity, whether at stated maturity, by acceleration or otherwise.

4.                                      CONDITIONS PRECEDENT TO CLOSE REVOLVING LINE OF CREDIT

4.1                                Revolving Line of Credit.  The obligation of Lender to make an Advance hereunder is subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender on or before the Closing Date (unless otherwise indicated):

4.1.1                        Organizational Documents, Certificates and Authorizations.  Certified copies of (i) organizational documents of Borrower, Borrower’s sole parent, ACRC Lender LLC, a Delaware limited liability company, and Guarantor, (ii) certificates of existence and authorization in such form, and from such jurisdictions, as may be reasonably required by Lender, and (iii) resolutions or authorizations of such parties which authorize the execution, delivery, and performance by Borrower and Guarantor of this Agreement and the other Loan Documents to which Borrower and Guarantor are or are to be parties;

4.1.2                        Guaranty.  The Guaranty executed by Guarantor;

4.1.3                        Financial Statements.  Certified financial statements from Borrower and Guarantor, prepared in accordance with GAAP, in a form and only with qualifications acceptable to Lender in Lender’s sole reasonable discretion for the most recently available period;

4.1.4                        Line Fee.  Payment to Lender of the Line Fee;

4.1.5                        Guarantor’s IPO.  Evidence that Guarantor’s initial public offering (the “IPO”) has been completed, was successful, and is fully funded;

4.1.6                        Legal Opinions.  Legal opinions from counsel representing Borrower and Guarantor in form and substance reasonably satisfactory to Lender; and

4.1.7                        Additional Information.  Such additional documents, instruments and information as Lender or Lender’s legal counsel may reasonably request.

4.1.8                        Waiver of Conditions.  Lender may defer any of the foregoing conditions to the Loan and the fact that all of the conditions may not have been satisfied at the time Lender executes this Agreement or advances any funds pursuant to an Individual Loan, but such deferral shall in no circumstances be considered evidence that Lender has waived any of such conditions.  Any waiver of such conditions must be in writing.

5.                                      INDIVIDUAL LOANS

5.1                                Request for Individual Loan.

5.1.1                        If Borrower wishes to receive an Individual Loan that will be secured by a Borrower’s Loan, Borrower will submit a request to Lender for its approval, which may be granted or withheld with respect to a particular Individual Loan in Lender’s sole and absolute discretion.  In connection with such request, Borrower shall provide Lender with the following:

A.                                  a true and correct copy of Borrower’s (or its Affiliate’s, if applicable) loan proposal to the Underlying Borrower covering the subject Borrower’s Loan, which shall include, without limitation, loan-to-cost ratios, term, interest rate, and principal amount;

B.                                    a FIRREA-compliant appraisal covering the subject Underlying Collateral prepared by an independent third-party appraiser certified in the state where the subject Underlying Collateral is located, which appraisal must comply with all of Lender’s regulations and guidelines for appraisals;

C.                                    an environmental site assessment report (Phase I) covering the real property that will secure the subject Borrower’s Loan;

D.                                   a mortgagee title commitment covering the real property that will secure the subject Borrower’s Loan, together with copies of all documents referenced as exceptions therein;

E.                                     financial statements of the Underlying Borrower and any guarantor of the Borrower’s Loan;

F.                                     a current survey of the subject Underlying Collateral; and

G.                                    such other documents, information, data and materials that Lender may reasonably request.

5.1.2                        Without limiting Lender’s right to approve or reject any Individual Loan requested by Borrower, no Borrower’s Loan will be considered unless it satisfies the following minimum requirements (any of which may be waived on a case-by-case basis by Lender in its sole and absolute discretion):

•                                         Plans - in the case of a construction loan, construction, architectural and development plans, contracts, agreements and budgets acceptable to Lender.

•                                         Primary term - maximum thirty-six (36) months, plus extensions of no longer than twenty-four (24) months, and in no event extending beyond the Outside Maturity Date.

•                                         Collateral - first lien deed of trust, mortgage or deed to secure debt on the Underlying Collateral.

•                                         No Affiliates - the Underlying Borrowers may not be Affiliates of Borrower.

•                                         Maximum Individual Loan Amount - the maximum amount of an Individual Loan shall not exceed Twenty-Five Million and No/100ths Dollars ($25,000,000.00).

5.1.3                        Upon receipt of all items described in Sections 5.1.1 and 5.1.2 above, Lender shall notify Borrower of its decision as to the requested Individual Loan within ten (10) Business Days.

5.2                                Individual Loan Closings.

5.2.1                        At the closing of any Individual Loan, Borrower shall execute and deliver, or cause to be delivered, to Lender:

A.                                  the original Individual Note evidencing the subject Individual Loan;

B.                                    a fully executed Collateral Assignment covering the Borrower’s Loan that secures the subject Individual Note;

C.                                    UCC-3 Financing Statement evidencing the assignment of the UCC-1 Financing Statements covering the Underlying Collateral to Lender;

D.                                   the original of the Borrower’s Note evidencing the Borrower’s Loan that secures the subject Individual Note, with an executed allonge that states “Pay to the order of Capital One, National Association, as collateral, in accordance with the Collateral Transfer of Note and Lien, dated of even date herewith, without recourse or warranty of any kind, express or implied”;

E.                                     a certified copy of the Borrower’s Security Documents covering the Borrower’s Loan that secures the subject Individual Note;

F.                                     the original or copy of the Commitment of Mortgagee Policy of Title Insurance insuring the lien of the Borrower’s Security Documents covering the Borrower’s Loan against the Underlying Collateral described therein, showing Borrower, or its Affiliate, if applicable, and its assigns as insureds;

G.                                    upon Lender’s request, legal opinions from counsel representing Borrower and Guarantor in form and substance reasonably satisfactory to Lender; provided, however, the first legal opinion requested under this subsection G shall be provided by outside counsel to Borrower and Guarantor, and any subsequent legal opinions requested under this subsection G may be provided by internal counsel employed by Borrower and Guarantor and licensed in the applicable jurisdiction.  Notwithstanding the foregoing, Lender reserves the right to require a legal opinion from outside counsel to Borrower and Guarantor in connection with an Individual Loan that closes after Lender has been advised by counsel of a significant change in the laws of the State of New York that may impact the Revolving Line of Credit, Borrower, Guarantor, Lender or the subject Individual Loan.

H.                                   evidence of insurance, legal opinions, copies of title exceptions, evidence of zoning compliance, rent rolls, leases, flood plain certification, budgets, if any, and such other information reasonably requested by Lender;

I.                                        if applicable, and not previously supplied, plans and budgets related to any future advances contemplated under the terms of the Borrower’s Loan;

J.                                       a copy of the closing instruction letter from Borrower or Borrower’s counsel (or Borrower’s Affiliate or counsel for such Affiliate, if applicable) to the closing agent or title company, if applicable;

K.                                   the Individual Loan Fee; and

L.                                     reasonable out-of-pocket expenses incurred by Lender in evaluating and closing such Individual Loan; provided, however, legal fees related to such Individual Loan shall not exceed Five Thousand and No/100ths Dollars ($5,000.00).

5.2.2                        As soon as available following the closing of the Borrower’s Loan secured by the Underlying Collateral, Borrower shall deliver to Lender:

A.                                  the recorded original of the Borrower’s Security Documents covering the subject Borrower’s Loan that secures the subject Individual Loan; and

B.                                    the original of the Mortgagee Policy of Title Insurance insuring the lien of the Borrower’s Security Documents covering the subject Borrower’s Loan against the Underlying Collateral described therein, showing Borrower and its assigns as insureds.

5.3                                Table Funding.  Provided Borrower has timely requested such funding, Lender shall undertake reasonable efforts to accommodate any Borrower request to “table fund” any Individual Loan, through a bailee arrangement, letter of direction or otherwise, such that the Borrower’s Loan shall be originated by Borrower and pledged to Lender simultaneously with the origination thereof, and which origination shall be funded in part with the proceeds of an Individual Loan hereunder.

5.4                                Setoff.  Upon the occurrence of an Event of Default and for so long as such Event of Default remains uncured, Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums (but excluding any escrows, deposits or reserve accounts held in respect of Borrower’s Loans or otherwise for or on behalf of any Underlying Borrower) at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due.  Lender agrees to notify Borrower at the time of any such set-off and application made by Lender.  As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping.  In addition to Lender’s right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower.  The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

6.                                      REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Borrower and Guarantor represent and warrant to Lender that:

6.1                                Existence and Authority.  Borrower is a Delaware limited liability company duly organized and validly existing under the laws of the State of Delaware.  Guarantor is a Maryland corporation duly organized and validly existing under the laws of the State of Maryland.  Borrower and Guarantor (a) have all requisite power to own assets and carry on their business as now being or as proposed to be conducted; and (b) are qualified to do business in all jurisdictions in which the nature of their business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.  Borrower and Guarantor have the power and authority to execute, deliver, and perform their obligations under this Agreement and the other Loan Documents to which they are or may become parties.

6.2                                Financial Statements.  Borrower and Guarantor have delivered to Lender certain financial statements of Borrower and Guarantor.  The financial statements, are true and correct in all material respects, have been prepared on a consistent basis, and fairly and accurately present the financial condition of Borrower and Guarantor as of the date indicated therein and the results of operations for the period indicated therein.  Neither Borrower nor Guarantor have any material contingent liabilities, liabilities for taxes (other than taxes not yet due and payable), material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements.  No material adverse change in the condition, financial or otherwise, or operations of Borrower or Guarantor has occurred since the effective date of the most recent financial statement referred to in this Section.

6.3                                No Default.  Neither Borrower nor Guarantor is in default in any material respect under any loan agreement, indenture, mortgage, security agreement, or other agreement or obligation to which it is a party or by which its properties may be bound, other than has been disclosed in writing to Lender.

6.4                                Authorization and Compliance with Laws and Material Agreements.  The execution, delivery, and performance by Borrower and Guarantor of this Agreement and the other Loan Documents to which Borrower and Guarantor are or may become parties have been duly authorized by all requisite action on the part of Borrower and Guarantor and do not and will not violate the organizational documents of Borrower or Guarantor or any law or any order of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien except those benefiting Lender upon any assets of Borrower or Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower or Guarantor is bound.

6.5                                Litigation and Judgments.  There is no action, suit, or proceeding before any court, governmental authority, or arbitrator pending, or to the knowledge of Borrower or Guarantor, threatened against or affecting Borrower, Guarantor, Borrower’s Affiliates, or Guarantor’s Affiliates that would, if adversely determined, have a material adverse effect on the financial condition or operations of Borrower or Guarantor or the ability of Borrower or Guarantor to pay and perform the Obligations.  There are no outstanding judgments against Borrower or Guarantor.

6.6                                Rights in Properties; Liens.  Borrower and Guarantor have good and indefeasible title to or valid license or leasehold interests in their properties and assets, real and personal reflected in the financial statements described in Section 6.2, and none of the properties, assets, or leasehold interests of Borrower or Guarantor is subject to any Lien, except as shown thereon.

6.7                                Enforceability.  This Agreement constitutes, and the other Loan Documents to which Borrower and Guarantor are parties, when delivered, shall constitute the legal, valid, and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

6.8                                Approvals.  No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower or Guarantor of this Agreement and the other Loan Documents to which Borrower and Guarantor are or may become parties or the validity or enforceability thereof.

6.9                                Taxes.  Each of Borrower and Guarantor has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and has paid all of its material tax liabilities, and neither Borrower nor Guarantor has knowledge of any pending investigation of Borrower or Guarantor by any taxing authority or of any pending but unassessed tax liability of Borrower or Guarantor.

6.10                          Disclosure.  No representation or warranty made by Borrower or Guarantor in this Agreement or in any other Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to Borrower or Guarantor which has a material adverse effect, or which might in the future have a material adverse effect, on the business, assets, financial condition, or operations of Borrower or Guarantor that has not been disclosed in writing to Lender.

6.11                          Principal Place of Business.  The principal place of business and chief executive office of Borrower and the place where Borrower keeps its books and records is located at c/o Ares Management, 2 North LaSalle Street, Suite 925, Chicago, IL 60602.

6.12                          Contracts.  Neither Borrower nor Guarantor is a party to, or bound by any agreement, condition, contract, or arrangement, except for certain guarantees issued by Guarantor that are not now in default, that could foreseeably have a material adverse effect on the business, operations, or financial condition of Borrower or Guarantor.

6.13                          Compliance with Law.  Borrower and Guarantor are in compliance with all laws, rules, regulations, orders, and decrees which are applicable to Borrower, Guarantor or any of their properties, in respect of which the failure to so comply could foreseeably have a material adverse effect on the business, operations, or financial condition of Borrower or Guarantor.

7.                                      POSITIVE COVENANTS AND AGREEMENTS

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Borrower will perform and observe the following positive covenants and agreements, unless Lender shall otherwise consent in writing:

7.1                                Financial Statements.

7.1.1                        Borrower will furnish to Lender within one hundred twenty (120) days after the end of each fiscal year of Borrower and Guarantor respectively, beginning with the year ending December 31, 2012, copies of the annual audited financial statements of Borrower and Guarantor for such year containing balance sheets (reflecting, without limitation, all contingent liabilities), income statements and statements of changes in financial position (reflecting) without limitation, cash flow changes) as at the end of such year in each case setting forth in comparative form the figures for the preceding year, all in reasonable detail, and all of the above prepared in accordance with GAAP and containing only qualifications acceptable to Lender, in Lender’s sole discretion.  Such financial statements shall be audited by a firm of accountants that is then approved by the Public Company Accounting Oversight Board.

7.1.2                        Concurrently with the delivery of the financial statements referred to in Section 7.1.1, Borrower shall deliver a certificate of an authorized officer of Borrower and Guarantor stating that to the best of such officer’s knowledge, no Event of Default and no event which with notice or lapse of time or both would be an Event of Default has occurred and is continuing, except as specified in such statement;

7.1.3                        Borrower will furnish to Lender, within sixty (60) days from the end of each fiscal quarter, (i) unaudited interim financial statements containing balance sheets and income statements of Borrower and Guarantor, which shall be certified by an authorized officer of Borrower and Guarantor as to their material accuracy, completeness and truthfulness, and (ii) compliance certifications in form satisfactory to Lender from Borrower and Guarantor describing Borrower’s and Guarantor’s compliance or noncompliance with the financial covenants contained herein;

7.1.4                        Promptly upon request by Lender, Borrower shall deliver to Lender any additional information concerning Borrower, Guarantor, the Borrower’s Loans, or the Underlying Collateral which Lender may reasonably request.

7.2                                Preservation of Existence and Conduct of Business.  Borrower will preserve and maintain its limited liability company status and all of its leases, privileges, franchises, qualifications, and rights that are necessary or desirable, in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.  Guarantor shall maintain its corporate status and, during the term of the Revolving Line of Credit, shall continuously elect to be taxed as a real estate investment trust.  In connection with such election, Guarantor shall be permitted to make necessary distributions to maintain its status as a real estate investment trust; provided, however, if such distributions cause a breach of any other covenant contained herein (specifically including, without limitation, any financial covenant), Lender shall have the right to exercise any available remedies following the expiration of any notice and cure period applicable to such breach.

7.3                                Payment of Taxes and Claims.  Borrower will pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or any of its property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that Borrower shall not be required to pay or discharge any, tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

7.4                                Inspection Rights.  At any reasonable time and from time to time, upon at least one (1) Business Day prior notice, Borrower will permit representatives of Lender during normal business hours to examine and, subject to Lender’s confidentiality requirements, make copies of the books and records of Borrower and to discuss the business, operations, and financial condition of Borrower with Borrower’s officers.  Borrower shall make available to Lender one or more knowledgeable financial or accounting officers for the purpose of answering questions of Lender concerning any of the foregoing.

7.5                                Keeping Books and Records.  Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP consistently followed and applied shall be made of all dealings and transactions in relation to its business and activities.

7.6                                Compliance with Laws.  Borrower will comply with all material applicable laws, rules, regulations, and orders of any court, governmental authority or arbitrator.

7.7                                Compliance with Agreements.  Borrower will comply in all material respects with all material agreements, indentures, mortgages, deeds of trust, and other documents binding on it or affecting its properties or business, including, but not limited to, the agreements evidencing and securing the Borrower’s Loans, except in instances where the counterparty to such agreement is in default or such noncompliance is threatened or made in the interest of obtaining bargaining leverage and could not foreseeably have a material adverse effect on the business, operations or financial condition of Borrower.

7.8                                Notices.  Borrower will promptly notify Lender of (i) the occurrence of an Event of Default, or of any event which with notice or lapse of time or both would be an Event of Default, (ii) the commencement of any action, suit, or proceeding against Borrower that could foreseeably have a material adverse effect on the business, financial condition, or operations of Borrower, and (iii) any other matter that could foreseeably have a material adverse effect on the business, financial condition, or operations of Borrower.

7.9                                Further Assurances.  Borrower will execute and deliver such further instruments as may be deemed reasonably necessary or desirable by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the collateral, provided such instruments are consistent with the terms and provisions contained herein and do not limit Borrower’s rights hereunder or impose a material expense or burden on Borrower.

7.10                          Maximum Debt to Equity Ratio.  At the end of each Test Period while any Advances remain outstanding hereunder or Lender has any commitment hereunder, Guarantor (on a consolidated basis) shall maintain its ratio of Debt to Tangible Net Worth to not more than 3.00 to 1.00.

7.11                          Minimum Tangible Net Worth.  At the end of each Test Period while any Advances remain outstanding hereunder or Lender has any commitment hereunder, Guarantor shall maintain a minimum Tangible Net Worth of at least the sum of (i) eighty percent (80%) of Guarantor’s Tangible Net Worth at the time the IPO is completed, plus (ii) eighty percent (80%) of the net proceeds (after deducting transaction costs) Guarantor receives from subsequent equity issuances.

7.12                          Minimum Liquidity.  At the end of each Test Period while any Advances remain outstanding hereunder or Lender has any commitment hereunder, Guarantor shall maintain Total Liquidity in excess of the greater of (i) $20,000,000.00, or (ii) five percent (5%) of Guarantor’s Tangible Net Worth.

7.13                          Minimum Fixed Charge Coverage Ratio.  At the end of each Test Period while any Advances remain outstanding hereunder or Lender has any commitment hereunder, Borrower and Guarantor collectively shall maintain a Fixed Charge Coverage Ratio of at least 1.50 to 1.00.

7.14                          Borrower’s Loans Servicing Requirements.  Borrower shall comply with all obligations required of it under the Borrower’s Loans, and shall service such Borrower’s Loans in accordance with prudent servicing practices.  Without limiting the foregoing, Borrower shall not commit any act that may give rise to a claim based on usury, bad faith, or breach of a duty of fair dealing.

7.15                          Notice of Defaults under Borrower’s Loans.  Borrower shall notify Lender within five (5) Business Days after Borrower learns of any material default under any Borrower’s Loan, or any claim by any Underlying Borrower that Borrower (in its capacity as lender) is in default thereunder.  In the event of a continuing payment default (including loan maturity) under a Borrower’s Loan, Borrower shall (i) continue to make timely payments of interest under the Individual Note secured by such Borrower’s Loan, and (ii) within four (4) months after the occurrence of such payment default fully repay the Individual Note secured by said Borrower’s Loan, unless the default under such Borrower’s Loan has then been substantially cured.  If the payment default under a Borrower’s Loan described in the preceding sentence is the result of a loan maturity, and the Individual Loan secured by such Borrower’s Loan has also matured, the timely payments required under the Individual Note during the four (4) months after maturity shall be monthly payments of accrued interest at the Libor Rate (as defined in that particular Individual Note).

7.16                          Line Fee.  On May 15 of each calendar year throughout the term of the Loan, Borrower will pay the Line Fee with respect to the upcoming one-year period.  The foregoing fee shall be appropriately pro-rated to reflect the partial year containing the effective final maturity date of the last outstanding Individual Loans.

8.                                      NEGATIVE COVENANTS

Borrower covenants and agrees that, as long as any Advances remain outstanding hereunder, or Lender has any commitment hereunder, Borrower will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing.

8.1.1                        Amendment to Organizational Documents.  Borrower’s organizational documents may not be amended without the prior written consent of Lender, which consent shall not be unreasonably withheld as long as the amendment has no material adverse effect on Borrower’s ability to perform its obligations under this Agreement or the other Loan Documents.

8.1.2                        No Amendment to Borrower’s Loans.  Without Lender’s prior written consent, which shall not be unreasonably withheld or delayed, the documents evidencing and securing the Borrower’s Loans shall not be amended or modified, except for a modification that is not a Significant Borrower’s Loan Modification.

9.                                      DEFAULT

9.1                                Events of Default.  Each of the following shall be deemed an “Event of Default”:

9.1.1                        Subject to Borrower’s rights in the event of a continuing payment default under a Borrower’s Loan described in Section 7.15 hereof, Borrower shall fail to pay when due the Obligations or any part thereof, and such failure shall continue unremedied for two (2) Business Days following notice thereof from Lender.

9.1.2                        Any representation or warranty made or deemed made by Borrower or Guarantor in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false or misleading in any material respect when made or deemed to have been made and such false or misleading statement continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Lender or the discovery of such false or misleading statement by Borrower (provided that such ten (10) Business Day cure period will apply only if there is no attendant detrimental impact on the value, utility, or security of the collateral or Borrower’s obligations hereunder or under any other Loan Document as a result of such false or misleading statement).  Notwithstanding the foregoing, however, if Borrower or Guarantor shall have made an incorrect statement or representation with respect to any Borrower’s Loan without actual knowledge that it was materially false or misleading at the time made, then Lender may notify Borrower of such breach, and Borrower shall within ten (10) Business Days after such notice prepay the amount of the relevant Individual Loan then outstanding and the Event of Default will be deemed to be timely cured.

9.1.3                        Unless otherwise specified herein, Borrower or Guarantor shall fail to perform, observe, or comply in any material respect with any covenant, agreement, or term contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for thirty (30) days following notice thereof from Lender.

9.1.4                        Borrower or Guarantor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

9.1.5                        Borrower or Guarantor shall fail to contest and dismiss within a period of thirty (30) days after the commencement thereof any involuntary proceeding commended against Borrower or Guarantor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property.

9.1.6                        Borrower or Guarantor shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding against assets of Borrower or Guarantor that will in Lender’s sole discretion have a materially adverse impact on the financial and business affairs of Borrower or Guarantor.

9.1.7                        Borrower or Guarantor shall fail to satisfy, discharge, bond or obtain a stay of execution in respect of any final judgment or judgments against it for the payment of money in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), with respect to Borrower, or Five Million and No/100 Dollars ($5,000,000.00), with respect to Guarantor within thirty (30) days after entry of such judgment.

9.1.8                        This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested or challenged by Borrower or Guarantor, or Borrower or Guarantor shall deny that it has any further liability or obligation under any of the Loan Documents.

9.1.9                        Borrower or Guarantor shall be in default in any payment of principal of or interest on any other Debt in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), with respect to Borrower, or Fifteen Million and No/100 Dollars ($15,000,000.00), with respect to Guarantor, beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement or instrument under or by which any such Debt is created, evidenced or secured, if the event of such default is to cause such obligation to become due before its stated maturity or to permit the holder(s) of such obligation to cause such obligation to become due prior to its stated maturity, whether or not such default or failure to perform should be waived by the holder(s) of such obligation.

9.1.10                  The commencement of any enforcement action (including, but not limited to, the giving of a notice of acceleration) by an obligee against Borrower or Guarantor with respect to any indebtedness, guarantee obligation and/or contractual obligation, provided that the aggregate amount of the indebtedness, guarantee obligations and/or contractual obligations in respect of which such enforcement action is commenced (either individually or in the aggregate) is in excess of $500,000 with respect to Borrower, or $5,000,000 with respect to Guarantor.

9.1.11                  Remedies Upon Default.  Upon the occurrence of an Event of Default and for so long as such Event of Default remains uncured, Lender may without notice terminate its commitment to lend hereunder and declare the Obligations (including, without limitation, each of the Individual Notes) or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.1.4 or Section 9.1.5, the commitment of Lender to lend hereunder shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived, except to the extent required by law.  Upon the occurrence of any Event of Default, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.  Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Borrower’s Loans and any other rights assigned pursuant to the Collateral Assignments (collectively, the “Collateral”), or any part thereof, and/or may forthwith sell (on a servicing released basis, at Lender’s option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released.  Lender shall give Borrower ten (10) Business Days advance notice of any such sale, whether public or private.  Borrower further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower’s premises or elsewhere.  Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Lender account for the surplus, if any, to Borrower.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.  Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations.

10.                                MISCELLANEOUS

10.1                          Reimbursement of Expenses of Lender.  Borrower hereby agrees to pay Lender on demand:  (i) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel, (ii) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel, (iii) all other reasonable costs and expenses incurred by Lender in connection with the preparation, delivery, perfection and enforcement of this Agreement or any other Loan Document, including, without limitation, all costs, expenses, stamp, court, documentary, recording, filing or similar taxes (excluding income and franchise taxes), assessments, filing fees, credit investigations, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Loan Document, and (iv) from and after an Event of Default, all reasonable costs and expenses incurred by Lender or Lender’s agents relating to any audit of the books, records, and operations of Borrower, including independent analysts, consultants, inspectors, auditors and appraisers.  The amounts described herein shall be paid even if Borrower fails to satisfy the conditions of Article 5 hereof and this Loan fails to fund as a result thereof.

10.2                          Indemnification.  Borrower and Guarantor agree to indemnify and hold harmless Lender and its affiliates, and their respective officers, directors, employees and agents (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Revolving Line of Credit, the Individual Loans, the Individual Notes, the Loan Documents, the use of the proceeds hereafter advanced, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether asserted by Borrower, Guarantor or any other person or entity and regardless of whether any Indemnified Person is a party thereto (collectively “Losses”), and to reimburse each Indemnified Person upon demand for any reasonable, out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such Indemnified Person.  BORROWER AND GUARANTOR AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF AN INDEMNIFIED PERSON.  No Indemnified Person shall be liable for any special, punitive, indirect or consequential damages in connection with its activities related to the Revolving Line of Credit.

10.3                          Restatement.  The delivery of each statement, report, and certificate to Lender pursuant to this Agreement shall by virtue of such delivery alone constitute a representation and warranty at the time of said delivery that no Event of Default has occurred and is continuing and that no event or condition has occurred and is continuing.

10.4                          No Waiver; Cumulative Remedies.  No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

10.5                          Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower and Guarantor may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Lender.

10.6                          Survival of Representation and Warranties.  All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

10.7                          Release of Security Interest.  Upon termination of this Agreement and repayment to Lender of all Obligations and the performance of all obligations under the Loan Documents, Lender shall promptly release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made until such time as such payments have been indefeasibly made.

10.8                          Entire Agreement; Amendment.  THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT, WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN (1) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO AND (2) THIS AGREEMENT, INCLUDING THE DEFINED TERMS AND ALL EXHIBITS AND ADDENDA, IF ANY, ATTACHED HERETO, AND THE LOAN DOCUMENTS (a) EMBODY THE FINAL AND COMPLETE AGREEMENT BETWEEN THE PARTIES; (b) SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS NEGOTIATIONS, OFFERS, PROPOSALS, AGREEMENTS, COMMITMENTS, PROMISES, ACTS, CONDUCT, COURSE OF DEALING REPRESENTATIONS, STATEMENTS, ASSURANCES, AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN; AND (c) MAY NOT BE VARIED OR CONTRADICTED BY EVIDENCE OF ANY SUCH PRIOR OR CONTEMPORANEOUS MATTER OR BY EVIDENCE OF ANY SUBSEQUENT ORAL AGREEMENT OF THE PARTIES HERETO.

10.9                          Maximum Interest Rate.  It is the intention of Lender and Borrower to conform to and contract in strict compliance with applicable usury laws from time-to-time in effect.

No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.  In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Individual Note; and, if the principal of the Individual Note has been paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Individual Note so that interest for the entire term does not exceed the Maximum Rate.

10.10                    Notices.  Any notice, consent, request, demand or other communication required or permitted to be given under any of the Loan Documents to Lender or Borrower must be in writing and shall be deemed sufficiently given or made when (i) delivered in person, (ii) delivered, if sent by private courier or national overnight delivery service with proof of delivery and courier fees paid by sender, (iii) delivered, if sent by telecopy with telephonic confirmation of receipt on a Business Day before 5:30 p.m. recipient local time, and otherwise on the next succeeding Business Day, or (iv) three (3) days after depositing in the United States mail by first class mail, registered or certified, return receipt requested, postage prepaid as follows:

To Lender:                                                              Capital One National Association
5718 Westheimer, Suite 600
Houston, Texas  77057
Attention:  Greg Orgeron
Telephone:  (713) 435-5088
Telecopy:  (713) 435-5113

With copy to:                                              Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attention:  David W. Jones
Telephone:  (713) 951-5829
Telecopy:  (713) 654-1871

To Borrower:                                                  ACRC Lender One LLC
c/o Ares Management
2 North LaSalle Street, Suite 925
Chicago, Illinois  60602
Attn:  Sharon Ephraim

Telephone: (312) 324-5915

Telecopy: (312) 324-5901

With a copy to:                                    Legal Department at the same address

And to:                                                                               Latham & Watkins LLP

233 S. Wacker Drive, Suite 5800

Chicago, Illinois 60606

Attention: David Shapiro (030205-0143)

Telephone: (312) 876-7700

Telecopy: (312) 993-9767

To Guarantor:                                          Ares Commercial Real Estate Corporation

c/o Ares Management

2 North LaSalle Street, Suite 925

Chicago, IL 60602

Attn: Sharon Ephraim

Telephone: (312) 324-5915

Telecopy: (312) 324-5901

With a copy to:                                    Legal Department at the same address

And to:                                                                               Latham & Watkins LLP

233 Wacker Drive, Suite 5800

Chicago, Illinois 60606

Attention: David Shapiro (030205-0143)

Telephone: (312) 876-7700

Telecopy: (312) 993-9767

or such other address as shall be set forth in a notice from the appropriate party given in compliance with this Section.

10.11                Applicable Law and Venue.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES. THIS AGREEMENT IS PERFORMABLE IN HARRIS COUNTY, TEXAS.  Any action or proceeding under or in connection with this Agreement against Lender or any other party ever liable for payment of any sums of money payable on this Agreement may be brought in any state or federal court, in Harris County, Texas.  Borrower and each such other party hereby irrevocably:  (a) submits to the nonexclusive jurisdiction of such courts; and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

10.12                Counterparts.  This Agreement may be executed, in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.13                Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

10.14                Headings.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

10.15                Participation.  Lender shall have the right at any time and from time to time to grant participations in the Individual Notes and any other Loan Documents to participants that are not on the “prohibited investors” list dated of even date herewith and agreed to by both Borrower and Lender, as updated by Borrower and Lender from time to time.  Each actual or proposed participant shall be entitled to receive all information received by Lender regarding the credit worthiness of Borrower.  Lender, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each such participant and the principal amounts (and stated interest) of each participant’s interest in the Individual Notes and other Loan Documents (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register as the owner of such participation for all purposes of this Agreement.  The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding the foregoing, so long as no Event of Default exists, Lender agrees it will (i) maintain at least fifty and 10/100 percent (50.10%) ownership in the Individual Loans and (ii) remain the administrative agent for the Revolving Line of Credit.  Except as permitted by this Section, and notwithstanding the provisions of Section 10.5, Lender will not assign this Agreement or its obligations and rights in respect of the Revolving Line of Credit, and will not enter into co-lender arrangements in respect thereof.

10.16                Tax Forms.  Lender shall provide to Borrower a properly completed Internal Revenue Service Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, W-8EXP or W-9, as applicable, on or before the date Lender becomes a party hereto (and on or before the date of any participation pursuant to Section 10.14), and promptly thereafter upon the expiration, obsolescence or invalidity of any previously delivered form or upon Borrower’s reasonable written request.

10.17                Construction.  Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel.

10.18                Patriot Act.  All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive department, agencies and offices related to the subject matter of the Patriot Act, including, but not limited to, Executive Order 13224 effective September 24, 2001, are hereinafter collectively referred to as the “Patriot Rules” and are incorporated into this section of this Agreement.  Borrower and Guarantor represent and warrant to Lender that neither of them nor any of their principals, shareholders, members, partners, or Affiliates, as applicable, is a Person named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224) and that they are not acting, directly or indirectly, for or on behalf of any such Person.

Borrower and Guarantor further represent and warrant to Lender that Borrower, Guarantor and their principals, shareholders, members, partners, or Affiliates, as applicable, are not, directly or indirectly, engaged in, nor facilitating, the transactions contemplated by this Agreement on behalf of any Person named as a Specially Designated National and Blocked Person.  Borrower and Guarantor herby agree to defend, indemnify and hold harmless Lender from and against any and all claims, damages, losses, risks, liabilities, and expense (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.

10.19                Waiver of Jury Trial.  BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY — WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY TORT OR CONTRACT LITIGATION BASED HEREON OR ON ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION THEREWITH.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

ACRC LENDER ONE LLC, a Delaware
limited liability company

By:	/s/ TIMOTHY B. SMITH
	Name:	Timothy B. Smith
	Title:	Vice President

GUARANTOR:

ARES COMMERCIAL REAL ESTATE
CORPORATION, a Maryland corporation

By:	/s/ TIMOTHY B. SMITH
	Name:	Timothy B. Smith
	Title:	Vice President

LENDER:

CAPITAL ONE, NATIONAL
ASSOCIATION, a national banking
association

By:	/s/ GREGORY V. ORGERON
	Name:	Gregory V. Orgeron
	Title:	Vice President

EXHIBIT “A”

Form of Promissory Note

PROMISSORY NOTE

$**[LOAN AMOUNT]	Houston, Texas	**[DATE]

1.             For value received, and as hereinafter provided ACRC LENDER ONE LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay unto the order of CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“Lender”), at its office located at 5718 Westheimer, Suite 600, Houston, Harris County, Texas 77057, or at such other address or addresses as Lender may from time to time designate in writing to Borrower, in immediately available funds in lawful currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, the sum of up to **[LOAN AMOUNT] AND     /100 DOLLARS ($**[LOAN AMOUNT]), or so much thereof as may be advanced pursuant to the hereinafter described Loan Agreement, together with interest on the unpaid principal balance from time to time owing hereunder from the date of advance hereunder until maturity, and otherwise in strict accordance with the terms and provisions hereof.

2.             As used herein, the following terms shall have the meanings assigned:

“Borrowing Date” means any Business Day on which Lender advances to Borrower a portion of the Loan hereunder.

“Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York or Texas are authorized or obligated by law or executive order to be closed, or (c) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, a day dealings in dollar deposits are not carried on in the London interbank market.

“Consequential Loss” means, with respect to Borrower’s payment of all or any portion of a LIBOR Tranche on a day other than the last day of the Interest Period related thereto, any actual loss, cost or expense incurred by Lender as a result of the timing of such payment or in redepositing such principal amount (in the event that Lender funded its commitment with respect to the repaid principal in the London interbank market and using reasonable attribution and averaging methods as are appropriate and practical under the circumstances), including the sum of (a) the interest which, but for such payment, Lender would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced by the amount indicated in clause (a) of the definition of LIBOR Rate contained in this Note, and further reduced, if Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing such principal amount, plus (b) any expense or penalty incurred by Lender on redepositing such principal amount.

“Default Rate” means a per annum rate equal to the lesser of (a) the Prime Rate plus four percent (4%), and (b) the Maximum Rate.

“dollars” or “$” means lawful money of the United States of America.

“Event of Default” means the occurrence of a default or event of default under any Loan Document after the expiration of any applicable grace, notice, or cure period contained therein.

“Governmental Authority” means the United States, the states, counties and cities where Borrower and Lender are located, and any political subdivision thereof, and any agency, department, commission, board, bureau, or instrumentality of any of them, to the extent and only to the extent any of same have authority or jurisdiction over Borrower, Lender or the Loan.

“Guaranty” means the Guaranty Agreement dated May 18, 2012, executed by Ares Commercial Real Estate Corporation in favor of Lender relating to the Loan.

“Interest Period” means, with respect to any LIBOR Tranche, each period commencing on the Borrowing Date or prior Interest Period termination date, with respect to such LIBOR Tranche, and in each case having a term of one month, two months or three months, as elected by Borrower pursuant to a LIBOR Notice.  Notwithstanding the foregoing (a) each Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day, (b) any Interest Period for any LIBOR Tranche which would otherwise extend beyond the Maturity Date shall end on the Maturity Date, (c) no Interest Period shall have a duration of less than 30 days, and, if the Interest Period for any LIBOR Tranche would otherwise be a shorter period, such LIBOR Tranche shall be a Prime Tranche, (d) no more than one (1) Interest Period may be in effect for any LIBOR Tranche, and (e) if Borrower shall fail to timely and properly give a LIBOR Notice, Borrower shall be deemed to have selected a one month Interest Period.

“LIBOR Business Day” means a Business Day on which dealings in United States dollars are conducted in the London interbank market.

“LIBOR Notice” means a written notice in the form of Exhibit A attached hereto given by Borrower to Lender indicating that Borrower has exercised its right to have the Loan be a LIBOR Tranche pursuant to Paragraph 4 below.

“LIBOR Rate” means for the Interest Period selected by Borrower for each LIBOR Tranche, an interest rate per annum (rounded upward to the nearest multiple of 1/1000th of one percent per annum and determined on a daily basis for the actual number of days elapsed based on a 360 day year) which is equal to the sum of (a) **       (      %) plus (b) the rate of interest per annum offered for U.S. dollar deposits in an amount comparable to the principal amount of the applicable LIBOR Tranche for a period of time equal to the applicable Interest Period as of 11:00 a.m., City of London, England time two (2) LIBOR Business Days prior to the first date of such Interest Period as shown on the display designated as “British Bankers Association London Interbank Offered Rate”

on the Bloomberg System (“Bloomberg”); provided, however, that if such rate is not available on Bloomberg, then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry.

“LIBOR Tranche” means when the Loan is accruing interest at the LIBOR Rate in accordance with the terms hereof.

“Loan” means the Loan evidenced by this Note, from the date hereof to the Maturity Date, during which period advances may be allowed up to the principal amount of this Note, bearing interest as herein set forth, and being payable in installments as herein set forth.  Except as permitted in the Loan Agreement, the Loan is not a revolving loan.  The conversion of any portion of the Loan to a LIBOR Tranche from a Prime Tranche or vice versa, or the change of any portion of the Loan from one LIBOR Rate Interest Period to another, shall not constitute repayment and reborrowing of any portion of the Loan.  The references herein to Prime Tranche(s) and LIBOR Tranche(s) are for convenience only in order to describe different tranches of the Loan which may bear interest at different rates as herein set forth and to refer to the different payment provisions applicable at different times as provided herein.

“Loan Agreement” means that certain Master Revolving Line of Credit Loan Agreement executed by Borrower, Ares Commercial Real Estate Corporation and Lender dated May 18, 2012 relating to the Loan.

“Loan Documents” means this Note, the Loan Agreement, the Guaranty, the Security Instrument, and other documents evidencing, securing or relating to the Loan.

“Maturity Date” means                                 , 201  .

“Maximum Rate” means, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note.

“Prime Rate” means an interest rate per annum which is equal to the prime rate as announced from time to time by the Lender (determined on a daily basis for the actual number of days elapsed based on a 360 day year).  Without notice to the Borrower or any other person, the Prime Rate shall change automatically from time to time, as and in the amount by which such rate shall fluctuate, with each such change to be effective as of the date of each change in such rate.  The base prime rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Lender.  The Lender may make commercial loans or other loans at rates of interest at, above or below the base prime rate.  If Lender ceases for any reason to announce or publish a prime rate, the prime rate announced or published by The Wall Street Journal shall be used to compute the “Prime Rate.”

“Prime Tranche” means when the Loan is accruing interest at the Prime Rate in accordance with the terms hereof.

“Principal Payment” means any repayment of the principal Loan balance evidenced by this Note.

“Security Instrument” means collectively the Collateral Assignments (as defined in the Loan Agreement).

“Usury Laws” means all applicable usury laws regarding the use, forbearance, or detention of money.

3.             Interest shall accrue on the outstanding principal balance of this Note as follows:

(a)           Commencing on the date hereof and continuing until and including the Maturity Date at a rate equal to the lesser of the applicable LIBOR Rate or the Maximum Rate when the Loan is a LIBOR Tranche.

(b)           In the event Lender cannot ascertain the LIBOR Rate, or it becomes unlawful for Lender to make or maintain a LIBOR Tranche, at a rate equal to the lesser of the Prime Rate or the Maximum Rate.

(c)           If at any time and from time to time the rates of interest calculated pursuant to the Prime Rate or the LIBOR Rate would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate or the LIBOR Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in the applicable Prime Rate or LIBOR Rate above had at all times been in effect.

4.             The following provisions apply with respect to the LIBOR aspect of the Loan.

(a)           Borrower shall give Lender a LIBOR Notice which must be received by Lender at least three (3) LIBOR Business Days prior to the applicable Borrowing Date, or current Interest Period termination date.  If the required LIBOR Notice shall not have been timely received by Lender, Borrower shall be deemed to have selected a 30 day Interest Period to be applicable to the Loan upon the applicable Borrowing Date or Interest Period termination date, as the case may be.

(b)           Each LIBOR Notice shall be irrevocable and binding on Borrower and effective only upon receipt by Lender.  Borrower shall indemnify Lender against any cost, loss or expense incurred by Lender as a result of any failure by Borrower to fulfill the conditions set forth herein on or before the applicable Borrowing Date, Interest Period termination date or Maturity Date, as the case may be, including, without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund the portion of the Loan.

5.             The following provisions apply with respect to the LIBOR aspect of the Loan.

(a)           If at any time prior to 11:00 a.m. (Houston, Texas time) on the applicable Borrowing Date or Interest Period termination date, (i) Lender determines in its discretion that there is a reasonable probability with respect to LIBOR Tranches on the applicable date that deposits in United States dollars will not be offered in the London interbank market, or (ii) Lender determines in its discretion with respect to LIBOR Tranches that adequate or reasonable means do not exist for ascertaining the LIBOR Rate applicable to Borrower’s selected Interest Period:

(i)            Lender shall give Borrower notice thereof,

(ii)           a Prime Tranche shall be made in lieu of the LIBOR Tranche that was to have been made at such time, and

(iii)          until Lender notifies Borrower that the circumstances described in this Subparagraph 5(a) no longer exist (which Lender herein agrees to do in the event of such occurrence), Lender’s commitments hereunder to make or maintain a LIBOR Tranche or to convert a Prime Tranche into a LIBOR Tranche shall be suspended and any affected LIBOR Tranche shall be made or maintained as a Prime Tranche.

(b)           Notwithstanding any other provision herein, if any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date hereof:

(i)            shall change the basis of taxation of payments to Lender of the principal of or interest on any LIBOR Tranche or any other fees or amounts payable hereunder (other than [A] franchise taxes, branch profits taxes or any taxes imposed on the overall net income of Lender by the jurisdiction in which Lender is organized, has its principal office or is resident for tax purposes, in each case including by any political subdivision or taxing authority therein [or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes, [B] any tax, assessment or other governmental charge that would not have been imposed but for the failure of Lender to comply with any certification, information, documentation or other reporting requirement, or [C] any U.S. federal withholding tax imposed pursuant to Section 1471, Section 1472, Section 1473, or Section 1474 of the Internal Revenue Code (or any amended or successor version, or any Treasury regulations or administrative guidance promulgated thereunder),

(ii)           shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (without duplication of any amounts paid pursuant to the determination of the LIBOR Rate) or

(iii)          shall impose on Lender or the London interbank market any other condition affecting this Note or any LIBOR Tranche, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any LIBOR Tranche or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise) in respect thereof, then (A) Lender shall notify Borrower thereof and Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increase or reduction to Lender upon demand by Lender, and (B) Borrower shall have the right to immediately convert a LIBOR Tranche to a Prime Tranche notwithstanding any provision of this Note to the contrary.  Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate.  Promptly after Lender pays any taxes or other amounts referred to in this Section, Lender will send Borrower evidence of such payment reasonably satisfactory to Borrower.

(c)           If Lender shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including the capital adequacy guidelines under consideration as of the date of this Note  by the Board of Governors of the Federal Reserve System or the Comptroller of the Currency of the United States), has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy), then (i) Lender shall notify Borrower thereof and Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction upon demand by Lender provided, however, that Lender shall not treat Borrower differently from other similarly situated customers in requiring the payment of such amount or amounts, and (ii) Borrower shall have the right to immediately convert a LIBOR Tranche to a Prime Tranche notwithstanding any provision of this Note to the contrary.  Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate.

(d)           Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for Lender to make or maintain any LIBOR Tranche or to give effect to its obligations as contemplated hereby, then, by written notice to Borrower, Lender may:

(i)            declare that LIBOR Tranches will not thereafter be made by Lender hereunder, whereupon Borrower shall be prohibited from requesting LIBOR Tranches from Lender hereunder unless such declaration is subsequently withdrawn; and

(ii)           require that any outstanding LIBOR Tranche made by it be converted to a Prime Tranche, in which event (A) any such LIBOR Tranche shall be automatically converted to a Prime Tranche as of the effective date of such notice as provided below, (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Tranche shall instead be applied to repay the Prime Tranche resulting from the conversion of such LIBOR Tranche, and (C) Borrower shall not have any liability for any Consequential Loss caused thereby.

For purposes of this subparagraph, a notice to Borrower by Lender pursuant hereto shall be effective on the date of receipt thereof by Borrower.

(e)           Borrower shall indemnify Lender against any reasonable loss or expense which Lender may sustain or incur as a consequence of (i) any failure by Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in the Loan Agreement, (ii) any failure by Borrower to borrow after a request for advance pursuant to the Loan Agreement has been given, (iii) any payment, prepayment or conversion of a LIBOR Tranche required by any other provision of this Note or the Loan Agreement (other than Paragraph 5(f)(ii)) or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in the payment or prepayment of the principal amount of any LIBOR Tranche or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, but not limited to, any Consequential Loss and any reasonable loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain a LIBOR Tranche.  Such reasonable loss or expenses shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by Lender of (A) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the LIBOR Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest (as reasonably determined by Lender) that would be realized by Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be.

(f)            A certificate of Lender setting forth any amounts owed to Lender pursuant to Subparagraphs 5(b), 5(c) or 5(e) shall be delivered to Borrower and shall be presumed to be correct, if made in good faith, absent manifest error.  Borrower shall pay to Lender the amount shown as due on any certificate within 10 days after its receipt of the same.  Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation hereunder constituting interest in excess of the Maximum Rate.  Failure on the part of Lender to demand such amounts shall not constitute a waiver of Lender’s rights thereto, as long as such demand is made within 90 days after such cost, loss or expense is incurred.  The obligations of Borrower under this Paragraph 5 shall survive the payment of this Note.

6.             This Note and the Loan evidenced hereby shall be due and payable as follows:

(a)           All accrued unpaid interest on the outstanding principal balance of this Note accruing interest shall be due and payable in monthly installments as it accrues, with the first installment due and payable on or before the date which is the tenth (10th) day of the first month following the date hereof, and continuing thereafter on the tenth (10th) day of each succeeding calendar month thereafter through and including the Maturity Date.

(b)           Principal shall be due and payable [on the Maturity Date].

(c)           The entire principal sum of this Note then remaining unpaid, together with all accrued, unpaid interest thereon, shall be due and payable on the Maturity Date.

(d)           Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever.

7.             At any time and from time to time, Borrower on any Business Day may prepay the principal of any Prime Tranche or any LIBOR Tranche in whole or in part without premium or penalty (except as set forth in this Section and except for any attendant Consequential Loss).  All payments and prepayments of principal and/or interest to Lender shall be made by Borrower to Lender before 12:00 p.m. (Houston, Texas time), in federal or other immediately available funds at Lender’s principal banking office at Houston, Harris County, Texas.  Any payment or prepayment received by Lender after 12:00 p.m. (Houston, Texas time) shall be deemed to have been received by Lender on the next succeeding Business Day.  Should the principal of or interest on the Loan, or any expense or fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.  All payments (and prepayments of principal) shall be credited, to the extent of the amount thereof, against the principal of the Loan as specified by Borrower; provided, however, if an Event of Default has occurred and is continuing at the time of such payment, then Lender shall be entitled to apply the payment in the manner it shall deem appropriate.

8.             All payments hereunder, whether designated as payments of principal or interest, shall be applied, in such order as Lender shall in its sole discretion determine, to unpaid and accrued interest, to the discharge of any expenses or damages for which the Lender may be entitled to receive reimbursement under the terms of the Loan Documents, or to unpaid principal in the inverse order of maturity.  Notwithstanding anything in this Note to the contrary, at the option of Lender (a) during the continuance of an Event of Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, and (b) if an Event of Default shall occur, immediately and without notice to Borrower, any LIBOR Tranche will be converted to a Prime Tranche.  The application of the Default Rate is not a waiver of any Event of Default or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

9.             IF AN EVENT OF DEFAULT SHALL OCCUR, THEN LENDER SHALL HAVE THE OPTION, IN ADDITION TO THE REMEDIES PROVIDED IN THE OTHER LOAN DOCUMENTS OR AT LAW OR IN EQUITY, TO DECLARE THIS NOTE DUE AND PAYABLE, WHEREUPON THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ALL INTEREST ACCRUED THEREON SHALL THEREUPON AT ONCE MATURE AND BECOME DUE AND PAYABLE AND SHALL BEAR INTEREST FROM THE DATE OF SUCH EVENT OF DEFAULT UNTIL PAID AT THE DEFAULT RATE, WITHOUT GRACE, PRESENTMENT FOR PAYMENT, DEMAND, PROTEST, NOTICE OF PROTEST, NOTICE OF NONPAYMENT, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, OR ANY OTHER NOTICE  OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE BORROWER.  THE TIME OF PAYMENT OF THIS NOTE IS ALSO SUBJECT TO ACCELERATION UPON AN EVENT OF DEFAULT.

10.          This Note is secured by and is entitled to the benefit of, among other instruments: (a) the Security Instrument, (b) the Guaranty, and (c) the other Loan Documents.

11.          Time is of the essence in the performance and payment of this Note.

12.          The remedies of Lender as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.  No action, omission, or commission by Lender, including specifically, the failure to exercise any right, remedy, or recourse, shall be deemed a waiver or release of the same.  A waiver or release shall exist and be effective only as set forth in a written document executed by Lender, and then only to the extent specifically recited therein.  A waiver or a release with reference to any one event shall not be construed as continuing, or as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to any subsequent event.

13.          ALL CO-SIGNERS AND ENDORSERS OF THIS NOTE ARE TO BE REGARDED AS PRINCIPALS AS TO THEIR RESPECTIVE JOINT AND SEVERAL LIABILITY TO ANY LEGAL HOLDER HEREOF AND THE BORROWER, AND EACH OF THE GUARANTORS, SURETIES AND ENDORSERS, HEREBY EXPRESSLY AND SEVERALLY WAIVE GRACE, AND ALL NOTICES, DEMANDS, PRESENTMENTS FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OF THE INDEBTEDNESS DUE HEREUNDER, AND DILIGENCE IN COLLECTING THIS NOTE OR ENFORCING ANY SECURITY RIGHTS OF THE LENDER UNDER ANY DOCUMENT SECURING THIS NOTE, AND AGREE (A) THAT THE LENDER OR OTHER LEGAL HOLDER OF THIS NOTE MAY, AT ANY TIME, AND FROM TIME TO TIME, ON REQUEST OF OR BY AGREEMENT WITH THE BORROWER, EXTEND THE DATE OF MATURITY OF ALL OR ANY PART HEREOF, WITHOUT NOTIFYING OR CONSULTING WITH BORROWER OR PRINCIPAL HEREOF, WHO SHALL REMAIN FULLY OBLIGATED FOR THE PAYMENT HEREOF; (B) THAT IT WILL NOT BE NECESSARY FOR THE LENDER OR ANY HOLDER HEREOF, IN ORDER TO ENFORCE PAYMENT OF THIS NOTE, TO FIRST INSTITUTE OR EXHAUST ITS REMEDIES AGAINST THE BORROWER OR OTHER PARTY LIABLE THEREFOR OR TO ENFORCE ITS RIGHTS AGAINST ANY SECURITY FOR THIS NOTE;

AND (C) TO ANY SUBSTITUTION, EXCHANGE OR RELEASE OF ANY SECURITY NOW OR HEREAFTER GIVEN FOR THIS NOTE OR THE RELEASE OF ANY PARTY PRIMARILY OR SECONDARILY LIABLE HEREON.

14.          If an Event of Default occurs and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or suit or legal proceedings are brought to collect this Note, the Borrower agrees to pay the holder hereof the costs and reasonable attorney’s fees incurred in the collection hereof.

15.          It is the intention of the parties hereto to comply with the Usury Laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws, and any subsequent revisions, repeals, or judicial interpretations thereof to the extent that same are made applicable hereto.  If any such excess of interest is contracted for, charged, or received under Loan Documents, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received the Loan Documents, on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the Usury Laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the Usury Laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of this Note or refunded to Borrower, at the holder’s option, and (d) the effective rate of interest shall be automatically reduced to the Maximum Rate allowed under the Usury Laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed, without limiting the foregoing, that the rate of interest contracted for, charged or received under this Note and any other Loan Documents shall be deemed not to exceed the Maximum Rate if any method of calculation permitted by the Usury Laws including, but not limited to, amortization, prorating, allocating and spreading interest over the full term of the Loan results in a determination that the rate of interest so contracted for, charged or received does not exceed the Maximum Rate.

16.          Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

17.          It is further agreed that the Lender shall have a first lien on all deposits and other sums at any time credited by or due from the Lender to Borrower as collateral security for the payment of this Note, and the Lender, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Lender to or against any sums due on this Note in any manner and in any order of preference which the Lender, in its sole discretion, chooses.

18.          The legality, enforceability and construction of the Note shall be governed by the internal laws of the State of New York and, to the extent applicable, by the laws of the United States of America, without regard to any conflict of law principles.

19.          Subject to the terms of the Loan Agreement, the Lender reserves the right, exercisable in the Lender’s sole discretion and without notice to the Borrower or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or this debt or the debt evidenced hereby.

[END OF TEXT - SIGNATURE AND NOTARY BLOCK ON FOLLOWING PAGE]

Executed on the date of the acknowledgment to be effective as of the date first written above.

BORROWER:

ACRC LENDER ONE LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the              day of                                       , 2012 by                                             ,                                              of                                                           , a                                          on behalf of said                                  in its capacity as                            of ACRC Lender One LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of

Printed Name:

My Commission Expires:

[SIGNATURE AND NOTARY PAGE TO PROMISSORY NOTE]

EXHIBIT A

LIBOR Notice

LENDER:	Capital One, National Association

DATED AS OF:	, 20

BORROWER:	ACRC LENDER ONE LLC

This LIBOR Notice is delivered pursuant to the Promissory Note dated                                             , 20       (as renewed, extended, amended, or replaced, the “Note”), executed by Borrower and payable to Lender.  Unless defined herein, capitalized terms have the meanings given to such terms in the Note.

Borrower hereby requests that the LIBOR Rate apply to the Loan:

Present Loan Type	Requested Borrowing	Requested
(or if an initial	Date or Termination	Interest Period
borrowing so	Date of Current	(either 30 days, 60
indicate)	Interest Period	days or 90 days)

ACRC LENDER ONE LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT “B”

Form of Letter Loan Agreement Regarding Future Advances

CAPITAL ONE, NATIONAL ASSOCIATION
5718 Westheimer

Suite 600
Houston, Texas  77057

LOAN LETTER AGREEMENT

                            ,

ACRC Lender One LLC

c/o Ares Management

2 North LaSalle Street, Suite 925

Chicago, IL  60602

Attention:  Sharon Ephraim

Ladies and Gentlemen:

This Loan Letter Agreement (this “Agreement”) will serve to set forth certain terms regarding the $                       loan (the “Loan”) from CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“Lender”), to ACRC LENDER ONE LLC, a Delaware limited liability company (“Borrower”), which Loan is evidenced by the Note (hereinafter defined).

1.             Definitions.  As used in this Agreement, the following terms shall have the meanings shown:

a.             “Master Loan Agreement”.  That certain Master Revolving Line of Credit Loan Agreement dated May 18, 2012, by and among Borrower, Ares Commercial Real Estate Corporation, and Lender.

b.             “Note”.  A promissory note of even date herewith from Borrower payable to Lender in the principal amount of the Loan.

c.             “Underlying Borrower”.                                        , a                                which is the maker of a promissory note made payable to the order of either (i) Borrower or (ii) an affiliate of Borrower who has transferred and assigned such promissory note to Borrower, which promissory note evidences the Underlying Loan and secures the Loan.

d.             “Underlying Loan”.  The loan from Borrower to the Underlying Borrower that is evidenced by the promissory note that secures the Loan.

1

2.             Conditions Precedent.  Notwithstanding anything contained herein to the contrary Lender shall have no obligation to make the advance of the Loan proceeds until the following conditions have been satisfied:  Lender shall have received (i)                                                                                      ; (ii)                                                             ; (iii)                                                                                ; (iv)                                                                   ; and (v)                                                               .  [Note:  This paragraph will only be used if Lender has required funding conditions.]

3.             Advances.  The proceeds of the Loan shall be advanced in accordance with Lender’s customary lending practices and the Master Loan Agreement.  In addition, such advances shall be subject to the following:

a.             All advances shall be made in accordance with the budget (the “Budget”) described in Exhibit A attached hereto and made a part hereof.  Any changes to the Budget shall require Lender’s prior written consent.

b.             Lender shall have no obligation to make any advance of Loan proceeds until the Underlying Borrower has provided evidence to Borrower and Lender (in form satisfactory to Lender) that the Underlying Borrower has contributed all of the equity described in the Budget, which shall be in an amount not less than $                            .

c.             Subject to the terms of the Master Loan Agreement, all advances of the Loan proceeds shall be disbursed to Borrower, which shall further disburse such funds pursuant to wiring instructions issued by the Underlying Borrower.  Borrower shall return to Lender the funds so advanced if the conditions to such disbursement to the Underlying Borrower have not been satisfied in accordance with the terms of the documents evidencing or securing the Underlying Loan or if Borrower fails to advance its portion of the Underlying Loan on such funding date.

d.             After the initial advance, Borrower shall be entitled to request advances of Loan proceeds once each calendar month.  Each such request shall be in form satisfactory to Lender and be accompanied by all documentation required by Lender.  Such documentation may include, but shall not be limited to, executed lease agreements, construction contracts, invoices, lien waivers and certificates, to the extent required or contemplated by the documents evidencing or securing the Underlying Loan.  Lender reserves the right to withhold any advance until Lender is provided all information and documentation reasonably deemed necessary by Lender.

e.             With respect to any individual advance equal to or greater than $250,000, or that when aggregated with previous advances for which a Lender inspection was not obtained is equal to or greater than $500,000, Lender reserves the right to require a third party inspector to verify any work for which Borrower is requesting an advance.  To the extent possible, Lender will review and utilize reports from third party inspectors engaged by Borrower in connection with the Underlying Loan.  To the extent Lender requires such a third party inspection, Borrower shall pay the cost of such inspection.  Lender reserves the right to require an endorsement to the mortgagee title policy issued in connection with the Underlying Loan prior to any particular advance.

2

f.             Notwithstanding the foregoing, Borrower shall not be entitled to receive, and Lender shall not be obligated to make, any advance of the Loan after the date that is                                          (          ) months following the date of this Agreement.

g.             Notwithstanding the foregoing, Lender shall have no obligation to make any advances of Loan proceeds at any time that the amount of funds remaining undisbursed is less than the amount of funds necessary to complete the improvements contemplated in the Budget.  Further, in such event, Borrower shall promptly following written demand from Lender deliver to Lender the amount of any deficiency.  Said amounts shall be maintained in an account with Lender, serve as additional collateral for the Loan, and be advanced by Lender in accordance with approved advance requests  Notwithstanding the foregoing, however, nothing in this Agreement or in the Master Loan Agreement shall be construed to prohibit Borrower from making unilateral fundings to the Underlying Borrower (in the absence of a parallel advance of Loan proceeds) at any time.  Borrower shall have no obligation to deposit or cause the deposit with Lender of any anticipated construction cost deficiency if Borrower has elected to make unilateral fundings in accordance with the preceding sentence.

4.             Event of Default.  The occurrence of an Event of Default (as defined in the Master Loan Agreement) shall constitute an event of default under this Agreement.

5.             Notice.  Any notice or communication required or permitted hereunder shall be given in writing and deemed received in the same manner and to the same addresses as are specified in the Master Loan Agreement.

6.             Assignment by Borrower.  Anything to the contrary herein notwithstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender, and any such assignment or purported assignment shall, at Lender’s option, relieve Lender from all further obligations hereunder and shall constitute a default under this Agreement.

7.             Successors and Assigns Included in Parties.  Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

8.             Exercise of Rights and Remedies.  All rights and remedies of Lender hereunder or under the Note or under the Master Loan Agreement or under any other Loan Document (as defined in the Master Loan Agreement) shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or Master Loan Agreement or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

3

9.             Headings.  The headings of the sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

10.          Invalid Provisions to Affect No Others.  If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

11.          Number and Gender.  Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

12.          Amendments  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

13.          Survival of Covenants.  All covenants of either party contained herein shall continue and survive until the Loan has been fully paid and discharged.

14.          Time Is of the Essence.  Time is of the essence of this Agreement.

15.          Waiver of Punitive Damages, Etc.  EACH OF BORROWER AND LENDER HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

16.          Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY LENDER, OTHERWISE PREEMPT NEW YORK LAW; IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL.

4

BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN HOUSTON, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN HOUSTON, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICES UNDER SECTION 10 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

17.          USA Patriot Act Notification.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

Sincerely,

CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

ACRC LENDER ONE LLC, a Delaware limited liability company

By:
Name:
Title:

5

EXHIBIT A

BUDGET

1

EXHIBIT “C”

Form of Collateral Transfer of Note and Lien

This space reserved for Recorder’s use only.

Prepared by and after

recording, return to:

Ares Commercial Real Estate Management LLC

2 North LaSalle Street

9th Floor

Chicago, Illinois 60602

Attention:  Legal Department

Loan #

COLLATERAL ASSIGNMENT OF [DEED OF TRUST, SECURITY

AGREEMENT AND FIXTURE FILING] AND OTHER LOAN DOCUMENTS

ACRC LENDER ONE LLC, a Delaware limited liability company, having an office at Two North LaSalle Street, Suite 925, Chicago, Illinois 60602 (“Assignor”), [assignee of                                                     , ] assignee of ACRC LENDER LLC, a Delaware limited liability company (“Original Lender”), as the holder of the instruments hereinafter described, and for valuable consideration, hereby endorses, assigns, conveys, sells, transfers and delivers, for collateral purposes only, to                                                         , a(n)                                                     , having an office at                                                                          (“Assignee”), its successors, participants and assigns, all of Assignor’s right, title and interest in and to that Loan and Security Agreement dated as of                               20     (“Loan Agreement”), between                                                   , a(n)                                            (“Borrower”)  and  Original Lender providing for a loan to Borrower in the principal amount of                                                       and     /100 Dollars ($                        .00) (“Loan”), and the Loan Documents (as defined in the Loan Agreement), including, without limitation, the following recorded documents (such documents, the “Recordable Documents”):

1.                                      [MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING/DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING] executed by Borrower [to             , as Trustee,] for the benefit of Original Lender, dated as of                     , 20     and recorded on                     , 20     with the Recorder of Deeds of                          County,                       , as Document No.                         , securing payment of the Loan and creating a lien on the property described in Exhibit A attached hereto and by this reference made a part hereof (the “Property”);

2.                                      Assignment of                                                      and Other Loan Documents made by Original Lender in favor of [Assignor], dated as of                     , 20     and recorded on                     , 20     with the Recorder of Deeds of                          County,                       , as Document No.                                           ;

[INSERT FOLLOWING LANGUAGE IF INTERIM ASSIGNMENT, IF NOT DELETE]

3.                                      Assignment of                                                      and Other Loan Documents made by                                   in favor of Assignor, dated as of even date herewith and recorded on                     , 20     with the Recorder of Deeds of                          County,                       , as Document No.                                           .

Together with any and all obligations therein described, the debt secured thereby and all sums of money due and to become due thereon, with the interest provided for therein, and Assignor hereby irrevocably appoints Assignee hereunder its attorney to collect and receive such debt, and to foreclose, enforce and satisfy the foregoing the same as it might or could have done were these presents not executed, but at the cost and expense of Assignee; and

Together with any and all other liens, privileges, security interests, collateral, rights, entitlements and equities that Assignor hereunder possesses or to which Assignor is otherwise entitled as additional security for the payment of the Loan and the other obligations described therein; and

Together with any and all claims, demands and causes of action that Assignor hereunder possesses against the Borrower in connection with the Loan or to which Assignor is otherwise entitled as additional security for the payment of the Loan and the other obligations described therein.

This Assignment is being delivered subject to the terms and provisions of that certain Master Revolving Line of Credit Loan Agreement, dated as of May 18, 2012 between Assignor, Ares Commercial Real Estate Corporation and Assignee.

The assignment of the Recordable Documents shall be governed by the laws of the state where the Property is situated, it being understood that except as expressly set forth in this paragraph, and to the fullest extent permitted by law, the law of the state of New York, without giving effect to the conflict of laws principles thereof, shall govern all matters related to this Assignment and this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Assignment to be effective as of the          day of                           , 20    .

ASSIGNOR:

ACRC LENDER ONE LLC, a Delaware limited liability company

By:
Name:
Title:

[NOTE:  Notary Block may change based on specific state requirements]

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

I,                                       , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                                 , the Vice President of ACRC LENDER ONE LLC, a Delaware limited liability company, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein stated.

GIVEN under my hand and notarial seal this                day of                           , 20      .

NOTARY PUBLIC

My Commission Expires:

EXHIBIT A TO COLLATERAL ASSIGNMENT

Legal Description